AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                        AMERICAN RRT FIBER SUPPLY, L.P.

                               TABLE OF CONTENTS


1.       PARTIES
1.1      RRT of Pennsylvania, Inc.,
1.2      Resource Recycling Technologies
1.3      American Fiber Supply of Philadelphia, Inc.
1.4      American Power Investors, Inc.

2.       DEFINITIONS.
2.1      Affiliate
2.2      Alternate
2.3      APC Partner or APC Partners
2.4      Bonds
2.5      Capital Account
2.6      Certified Public Accountants
2.7      Code
2.8      Commercial Operation Date
2.9      Contribution Ratio
2.10     Deficit Balance
2.11     Development Expenses
2.12     EPC Contract
2.13     Formation Date
2.14     Funding Date
2.15     General Partner or General Partners
2.16     Internal Costs
2.17     Lender
2.18     Limited Partner or Limited Partners
2.19     Management Committee
2.20     Partner or Partners
2.21     Partnership Assets
2.22     Partnership Percentage
2.23     Party or Parties
2.24     Person
2.25     Philadelphia Facility
2.26     Project
2.27     Project Contract
2.28     Representative
2.29     RRT Partner or RRT Partners
2.30     Site
2.31     Tax Matters Partner

3.       FORMATION AND PURPOSE; REPRESENTATIONS AND WARRANTIES
3.1      Formation
3.2      Name
3.3      Purpose
3.4      General Representations, Warranties and Covenants
3.5      Offices

4.       CAPITAL CONTRIBUTIONS
4.1      Initial Capital Contributions
4.2      Subsequent Capital Contributions

5. RESPONSIBILITY FOR AND REIMBURSEMENT OF DEVELOPMENT EFFORTS AND EXPENSES; DEVELOPMENT FEE; OPERATIONS AND MAINTENANCE
5.1      Development Efforts
5.2      Development Expenses
5.3      Priority of Payment
5.4      Early Termination
5.5      Operations and Maintenance
5.6      EPC Contract

6.       ALLOCATION OF PROFITS AND LOSSES
6.1      Allocation of Net Profits and Losses
6.2      Compliance with Code and Treasury Regulations

7.       DISTRIBUTIONS
7.1      Timing and Amount
7.2      Section 754 Election
7.3      Deficit Capital Accounts

8.       ACCOUNTING AND TAXATION
8.1      Fiscal Year
8.2      Location of Partnership's Books
8.3      Accounting Principles
8.4      Annual Financial Statements
8.5      Quarterly Financial Statements
8.6      Tax Treatment as Partnership
8.7      Preparation of Tax Returns
8.8      Allocations Among Periods
8.9      Preparation of Reports
8.10     Access to Partnership's Books
8.11     Placement of Partnership Funds

9.       MANAGEMENT OF THE PARTNERSHIP.
9.1      Authority of the Management Committee.
9.2      Action by the Management Committee.
9.3      Constitution of Management Committee.
9.4      Meetings of the Management Committee.
9.5      Management Fee.

10.      LIMITATION OF LIABILITIES.
10.1     Contract Provision to Limit Claims.
10.2     Liability Among General Partners.
10.3     Limited Liability of Limited Partners.

11.      TRANSFER OR PLEDGE OF PARTNERSHIP INTERESTS.
11.1     Permitted Transfers.
11.2     Sale of Controlling Interest.
11.3     Transfer of Partnership Interest.
11.4     Evidences of Ownership.
11.5     Registration Under Securities Laws.
11.6     Opinion of Legal Counsel.
11.7     Third Party Offers

12.      TERMINATION.
12.1     General.
12.2     Term.
12.3     Winding Up.
12.4     Dissolutions Constituting Breach of Partnership Agreement.

13.      INDEMNITY.
13.1     Indemnification by Partnership.
13.2     Indemnification by Partners

14.      RESOLUTION OF DISPUTES.
14.1     Dispute Defined.
14.2     Dispute Resolution.
14.3     Consent to Jurisdiction; Venue.
14.4     Cost.
14.5     Continuation of Performance

15.      GENERAL.
15.1     Notices.
15.2     Additional Documents.
15.3     Non-Competition; Independent Activities; Confidentiality.
15.4     Section References.
15.6     Modifications.
15.7     Successors and Assigns.
15.8     Press Releases.
15.9     Severability.
15.10    Counterparts

                        AMERICAN RRT FIBER SUPPLY, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP



         THIS AGREEMENT OF LIMITED PARTNERSHIP, made and entered into as of the 5th day of December, 1994, by and among RRT OF PENNSYLVANIA, INC., RESOURCE RECYCLING TECHNOLOGIES, INC., AMERICAN FIBER SUPPLY OF PHILADELPHIA, INC. and AMERICAN POWER INVESTORS, INC.
                                  WITNESSETH:
         WHEREAS, the parties desire to form a limited partnership in the Commonwealth of Pennsylvania to be known as American RRT Fiber Supply, L.P., pursuant to the laws of the Commonwealth of Pennsylvania, 15 Pa.C.S. ch. 85, for the purposes hereinafter set forth;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

1.       PARTIES. The following are the initial parties to this Agreement:

         1.1 RRT of Pennsylvania, Inc., a corporation organized under the laws of the State of Pennsylvania with its executive offices at 300 Plaza Drive, Vestal, New York 13850 ("RRT-PA"), as a General Partner.

         1.2 Resource Recycling Technologies, Inc., a corporation organized under the laws of the State of Delaware, with its executive offices at 300 Plaza Drive, Vestal, New York 13850 ("RRT"), as a Limited Partner.

         1.3 American Fiber Supply of Philadelphia, Inc., a corporation organized under the laws of the State of Pennsylvania with its principal offices at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004 ("AFS"), as a General Partner.

         1.4 American Power Investors, Inc., a corporation organized under the laws of the State of Delaware with its principal offices at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004 ("APII"), as a Limited Partner.

2.       DEFINITIONS.

         2.1 Affiliate. Any corporation, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with another Person.

         2.2 Alternate. A substitute Representative appointed in accordance with Section 9.3.

         2.3 APC Partner or APC Partners. AFS and APII, individually or collectively.

         2.4      Bonds.  The Solid Waste Disposal  Facility Revenue Bonds to be
                  issued   by  the   Philadelphia   Authority   for   Industrial
                  Development to provide funds to construct the Project.

         2.5 Capital Account. A Capital Account to be established for each Partner consisting of the total capital contributions credited to the account of a Partner in accordance with Section 4, adjusted to reflect allocations of income, gain or loss as provided in this Agreement, that will be maintained in accordance with Treasury Regulation 1.704-1(b)(2)(iv), notwithstanding any provision contained herein to the contrary.

         2.6 Certified Public Accountants. A firm of nationally recognized independent certified public accountants as may be selected from time-to-time by the Management Committee.

         2.7 Code. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         2.8 Commercial Operation Date. The date on which the Philadelphia Facility is substantially physically complete and has completed acceptance testing, or such other date as the Management Committee determines.

         2.9 Contribution Ratio. The amount of each Partner's respective obligation to make capital contributions expressed as a percentage of the total capital contributions required in accordance with Section 4.

         2.10 Deficit Balance. A deficit balance in a Partner's Capital Account, as determined after taking into account all adjustments required under this Agreement for the taxable year in question.

         2.11 Development Expenses. All reasonable costs and expenses incurred on behalf of the Partnership by each Partner and its Affiliates prior to the Funding Date that are (1) directly related to the Project or the Partnership, (2) in conformance with the Memorandum of October 6, 1994, attached as Schedule
                  2.11 to this Agreement, and (3) approved by the Management Committee; including, without being limited to, all costs of obtaining regulatory approvals, site purchase option or rental costs, legal and consultant costs, environmental reports, and other out-of-pocket expenses, in each case incurred with respect to the business of the Partnership ("Third Party Expenses"), and direct and indirect Internal Costs.

         2.12 EPC Contract. The Turnkey Contract for the Construction and Installation of a Paper Processing Facility between the Partnership and RRT Design & Construction Corp.

         2.13 Formation Date. The date the Partnership is formed as provided in Section 3.

         2.14     Funding Date.     The date the Bonds are issued.

         2.15 General Partner or General Partners. RRT-PA and AFS and any person admitted to the Partnership as a General Partner pursuant to the terms of this Agreement, individually or collectively.

         2.16 Internal Costs. Each Party's respective costs for its own management and other professional personnel (including associated  home office  overheads,  travel and  out-of-pocket expenses) associated with development of the Project, including but not limited to the following: (1) direct costs - salaries, travel expenses, and temporary employee expenses; and (2) indirect costs -- payroll and general taxes (state, local, property, FICA and Medicare), insurance (life, health, disability, workers' compensation, general liability), employee benefits (pension plan, savings plan, educational assistance, college matching funds, employee recognitions), communications (telephone, mail, facsimile, express mail), rent and lease on office space, equipment and furniture, recruitment/relocation, dues, memberships and training, office expenses, insurance and depreciation on owned equipment.

         2.17 Lender. A Person(s), not an Affiliate of any Party, which has committed to purchase the Bonds or otherwise to loan sufficient funds to the Partnership to reimburse Development Expenses and to construct the Philadelphia Facility.

         2.18 Limited Partner or Limited Partners. RRT and APII, and any person admitted to the Partnership as a Limited Partner pursuant to the terms of this Agreement, individually or collectively.

         2.19 Management Committee. The Management Committee formed and appointed pursuant to Section 9.

         2.20 Partner or Partners. Any General Partner or Limited Partner, individually or collectively.

         2.21 Partnership Assets. All right, title and interest presently in existence and subsequently created by RRT Partners and/or APC Partners in or pertaining to the development, ownership or operation of the Philadelphia Facility, including, without limitation, (1) any and all rights with respect to the Site;
                  (2) any and all assets pertaining to permitting and technical work relating to the Philadelphia Facility performed to date;
                  (3) all right, title and interest in all plans, studies, drawings, permits, contracts, and licenses relating to the Philadelphia Facility, except as provided in the EPC Contract and the Technology License Agreement referred to therein; and
                  (4) other assets of APC Partners or RRT Partners, if any, that pertain to the purposes of and are intended by the Parties to be transferred to the Partnership.

         2.22 Partnership Percentage. As to RRT as Limited Partner - 49%, as to RRT-PA as General Partner - 1%, as to APII as Limited Partner - 49% and as to AFS as General Partner - 1%, unless such percentages shall be changed pursuant to Section 11.

         2.23 Party or Parties. The entities named as parties in Section 1 of this Agreement.

         2.24 Person. An individual, a corporation, voluntary association, joint stock company, business trust or partnership.

         2.25     Philadelphia   Facility.   The  office  waste  paper  recovery
                  facility to be located in the greater metropolitan area of Philadelphia, Pennsylvania.

         2.26 Project. The undertaking to develop, construct, finance, own and operate the Philadelphia Facility.

         2.27     Project Contract.  A Partnership Asset which is a contract.

         2.28 Representative. A member of the Management Committee as provided in Section 9.3.

         2.29 RRT Partner or RRT Partners. RRT-PA and RRT, individually or collectively.

         2.30 Site. The building and tract of land located in Philadelphia, Pennsylvania on which the Philadelphia Facility is to be constructed, as more specifically identified on Schedule 2.30 hereto.

         2.31 Tax Matters Partner. AFS unless and until the Management Committee elects a successor or AFS resigns. The term as used herein shall be as defined in the Code.

3.       FORMATION AND PURPOSE; REPRESENTATIONS AND WARRANTIES.

         3.1 Formation. The parties enter into a limited partnership (the "Partnership") pursuant to the laws of the Commonwealth of Pennsylvania, 15 Pa.C.S. ch. 85, on and as of December 5, 1994, the date the Certificate of Limited Partnership was filed with the Commonwealth of Pennsylvania.

         3.2 Name. The name of the Partnership shall be American RRT Fiber Supply, L.P.

         3.3      Purpose. The purposes of the Partnership shall be:

                  (a) to acquire the Site and to develop, construct, own, operate, maintain and repair the Philadelphia Facility and supply recovered paper from office waste to deinking mills.
                  (b) to do any and all other acts and things which may be necessary, incidental or convenient in connection with the Project.

         3.4 General Representations, Warranties and Covenants. Each Partner represents, warrants and covenants, jointly and severally in the case of AFS and APII, and in the case of RRT-PA and RRT, but severally as between the RRT Partners and the APC Partners, that:

                  3.4.1 It is validly organized, existing and in good standing according to the laws of the state of its organization and it is qualified to do business in every jurisdiction in which the failure to so qualify would have a material adverse effect on such Partner's ability to perform its obligations hereunder.

                  3.4.2 The execution and delivery of this Agreement, the formation of the Partnership and the performance hereof will not contravene any provision of, or constitute a default under, any indenture, mortgage or other agreement of such Party or any order of any court, commission or governmental agency having jurisdiction.

                  3.4.3 It has all requisite power and authority to execute this Agreement and to perform its obligations hereunder.

                  3.4.4 This Agreement, when duly executed and delivered, will constitute the legal, valid and binding obligation of each Partner enforceable against it in accordance with its terms subject, however, to laws of general application affecting creditors' rights.

                  3.4.5 Except as otherwise permitted herein, it will not borrow money in the Partnership's name or use the Partnership Assets as collateral.

                  3.4.6 It will not enter into any contract obligating the Partnership without prior written approval of the Management Committee.

                  3.4.7             It will not  willfully or knowingly  violate
                                    any   law  or   regulation   regarding   the
                                    Partnership or its business.

                  3.4.8 To the best of their knowledge, there is no litigation, action, suit, arbitration, legal, administrative or other proceeding or investigation, pending or threatened against or affecting such Partner or its businesses, operations, properties, profits or condition or the Partnership Assets before or by any governmental agency, court, arbitrator or grand jury, which is reasonably likely to result in any material adverse change in its business, operation, property, profits or condition or its ability to perform any of its obligations under this Agreement; nor is such Partner subject to, or in default with respect to any judgment, order, writ, injunction, decree or demand before or by any governmental agency, court, arbitrator, or grand jury, which might have consequences which would adversely affect its businesses, operations, properties, prospects, profits or condition; and no one has asserted and, no one has grounds to assert, any material claims against the Partnership that would affect the transaction contemplated by this Agreement.

                  3.4.9 No creditor or third party holds or will acquire, as a result of the execution, delivery and performance of this Agreement, any claim, lien, right, title or interest of any nature whatsoever in, on or to the Partnership, any Partnership distributions, the Project, or any Partnership Asset.

                  3.4.10 No third party consent, authorization, waiver, approval or other action is necessary to validly assign to the Partnership any Partnership Asset currently in existence (including without limitation any which is a contract or permit) and upon execution and delivery of an assignment in favor of the Partnership, all right, title and interest in such Partnership Asset will vest in the Partnership and the Partnership Asset will remain in full force and effect; and there have been no indications by a governmental authority that any Partnership Asset which is a permit may be adversely modified, supplemented or withdrawn or that the Project may not comply with the terms of a permit.

                  3.4.11 To the best of their knowledge, each party to the Project Contracts currently in existence (if any) has performed in all material respects all obligations required to be performed by it, and no Partner or any other party to any Project Contract has breached or improperly terminated any Project Contract, or is in default under any Project Contract by which it is bound, and there exists no condition or event that, after notice or lapse of time or both, would constitute any such breach, termination or default or give rise to a right in any party to such contracts to rescind, terminate or cancel such contracts. Each of the Project Contracts (if any) is in full force and
                                    effect,   and  is  a  legal,   binding   and
                                    enforceable   obligation   of  the   parties
                                    thereto.

                  3.4.12 To the best of their knowledge, no document, certificate, or other writing furnished to the RRT Partners or to the APC Partners or their Affiliates by or on behalf of the APC Partners, or their Affiliates, or to the APC Partners or their Affiliates, by or on behalf of the RRT Partners or their Affiliates, in each case in connection with the transactions contemplated hereby, which, when taken as a whole together with all of the other materials and information provided to the RRT Partners or the APC Partners (or their Affiliates), respectively, by or on behalf of APC Partners or RRT Partners, respectively, contains any untrue statement of a material fact or omits to state a material fact which is: (1) necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) necessary to provide a prospective purchaser of the Partnership interests with all material information as to the Project and the condition (financial and otherwise), properties, assets, liabilities, business and prospects of the Partnership and the Partnership Assets. The APC Partners and the RRT Partners have each disclosed to the other or the others' Affiliates all material adverse facts known to them relating to the same. There is no fact known to the APC Partners or the RRT Partners, respectively, that has not been disclosed to the RRT Partners or the APC Partners, respectively, or their Affiliates, which might reasonably be expected to have a material adverse effect on the business, assets, properties or operations (financial or otherwise) of the Project or the Partnership Assets.

                  3.4.13 Cumulative Effect. Notwithstanding anything herein to the contrary, if the cumulative effect of more than one breach of the
                                    representations   and   warranties  in  this
                                    Section 3.4  (without  giving  effect to any
                                    qualifications that such representations are
                                    given   only  as  to   material   facts   or
                                    conditions)  is  materially  adverse  to the
                                    Project,   the   Partnership   Assets,   the
                                    Partnership or the transactions contemplated hereby, even if any one or more breaches are not themselves materially adverse, all such breaches shall be considered to have a material adverse effect.

         3.5 Offices. The principal offices and official mailing address of the Partnership shall be at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19044, or at such other place as the Management Committee may determine.

4.       CAPITAL CONTRIBUTIONS.

         4.1      Initial Capital Contributions.

                  4.1.1 On the Formation Date, each General Partner made an initial capital contribution of One Dollar ($1.00).

                  4.1.2 On the Formation Date, each Limited Partner made an initial capital contribution of Forty-nine Dollars ($49.00).

                  4.1.3 On the Funding Date, the APC Partners and the RRT Partners each shall make further initial contributions of three hundred thousand dollars ($300,000) each, for an aggregate contribution of six hundred thousand dollars ($600,000).

         4.2      Subsequent Capital Contributions.

                  4.2.1 The Parties to this Agreement mutually desire to obtain one hundred percent (100%) debt financing to the extent it will maximize the economic benefit to the
                                    Parties;  however,  if one  hundred  percent
                                    (100%) debt  financing  is not  economically
                                    practical or is unavailable, at such time as
                                    any Lender to the Partnership  shall require
                                    and the  Management  Committee  shall agree,
                                    the  General   Partners   shall   contribute
                                    additional equity capital to the Partnership as follows:

                                    4.2.1.1          Not later  than the date or
                                                     dates   additional   equity
                                                     capital is  required,  such
                                                     additional  cash  shall  be
                                                     contributed  by the General
                                                     Partners in  proportion  to
                                                     their           Partnership
                                                     Percentages.

                                    4.2.1.2          Notwithstanding         the
                                                     provisions    of    Section
                                                     4.2.1.1 above,  the General
                                                     Partners   may   elect   to
                                                     obtain  all or a portion of
                                                     their  share of  additional
                                                     equity   capital  from  the
                                                     Limited  Partners,  if  the
                                                     Limited  Partners agree, or
                                                     from  third   parties   who
                                                     shall   become   additional
                                                     Limited     Partners     if
                                                     approved in accordance with
                                                     Section 11, provided,  that
                                                     the Partnership  Percentage
                                                     of a General  Partner shall
                                                     at no time be less than one
                                                     percent (1%).

5. RESPONSIBILITY FOR AND REIMBURSEMENT OF DEVELOPMENT EFFORTS AND EXPENSES; DEVELOPMENT FEE; OPERATIONS AND MAINTENANCE


         5.1      Development Efforts.

                  5.1.1 The RRT Partners and the APC Partners shall each allocate persons with development and management abilities to work toward successful development of the Project.

                  5.1.2 Up to and including the Commercial Operation Date, the RRT Partners and the APC Partners shall have joint responsibility for all matters pertaining to setting up and mobilizing the operations and maintenance ("O&M") of the Philadelphia Facility, including without limitation: selection of contractors, selection and training of operators, punch list/check out of the plant against as-built drawings, and establishing operations, maintenance, safety and other procedures in accordance with prudent industry standards.

                  5.1.3 Up to and including the Commercial Operation Date, the RRT Partners and the APC Partners shall have joint prime responsibility for operation and maintenance of the Philadelphia Facility.

         5.2      Development Expenses

                  5.2.1 Internal Costs. The RRT Partners and the APC Partners shall pay their own Internal Costs as incurred, which Payments shall be deemed to be Loans to the Partnership. As of the Funding Date, the parties stipulate to the following amounts of Internal Costs: RRT
                                    Partners:  Three  hundred  thousand  Dollars
                                    ($300,000); and APC Partners: Three hundred thousand Dollars ($300,000).

                  5.2.2 Third Party Expenses. Prior to the Funding Date, the RRT Partners and the APC Partners agree to pay all Third Party Expenses (Development Expenses other than Internal Costs) that the Management Committee determines, in accordance with Section 9.2, are required to develop the Project, which payments shall be deemed to be Loans by the respective Partners to the Partnership. The RRT Partners shall pay fifty percent (50%) and the APC Partners shall pay fifty percent (50%) (the "Third Party Expense Percentages") of all such Third Party Expenses that are approved by the Management Committee. At the end of each calendar quarter, the Management Committee shall ascertain, based upon the reports produced in accordance with Section 5.2.4, whether expenditures conform to the Third Party Expense Percentages. If expenditures do not so conform, the RRT Partners or the APC Partners, as appropriate, shall reimburse the Partners who expended in excess of their Third Party Expense Percentages. The RRT Partners and the APC Partners shall each allocate Development Expenses amongst themselves as they deem appropriate.

                  5.2.3 Repayment of Development Expenses. On the Funding Date, to the extent that the Partnership has funds available, the Partners shall be entitled to repayment of their loans for Development Expenses (including Internal Costs).

                  5.2.4 Access to Books and Records. Each Partner shall have reasonable access to the books and records of the other Partners to the extent necessary to verify the accuracy of the expenditures upon which the Development Expenses are based. Each Partner will provide a quarterly estimate of its expected Development Expenses to the Management Committee for its approval and provide a monthly accounting of such expenses to the Management Committee.

         5.3 Priority of Payment. The following method of allocation and order of priority shall be used for repayment of Development Expenses loans:

                  (1) First, repayment of the Third Party Expenses loans; funds available for reimbursement shall be allocated fifty percent (50%) for the RRT Partners and fifty percent (50%) for the APC Partners until one set of Partners is paid in full, and thereafter allocated to the other Partners until they are paid in full.

                  (2) Thereafter, repayment of the loans for Internal Costs, allocated fifty percent (50%) to RRT Partners and fifty percent (50%) to APC Partners until one set of Partners is paid in full, and thereafter allocated to the other Partners until they are paid in full.

                  Any amounts remaining unpaid on the Funding Date shall be paid from the first funds determined to be distributable by the Management Committee and before any distribution to the Partners pursuant to Section 7.

         5.4 Early Termination. Either the RRT Partners or the APC Partners may withdraw in full from the Partnership and terminate this Agreement prior to the Funding Date. A withdrawal of one of the RRT Partners or one of the APC Partners shall require the withdrawal of both RRT Partners or APC Partners. In the event of a withdrawal, the withdrawing Partners shall: (a) give written notice thereof to the remaining Partners; (b) cease funding the Project no less than thirty (30) days after such notice is received by the remaining Partners; provided, that the withdrawing Partners shall fulfill any outstanding obligations to fund the Project, and any other outstanding obligations incurred by the Partnership, which have already been approved by the Management Committee; and (c) assign all of their interests in the Partnership, the Partnership Assets and the Philadelphia Facility to the remaining Partners. In the event the RRT Partners or the APC Partners terminate this Agreement prior to the Funding Date, the remaining Partners agree to reimburse the withdrawing Partners on the Funding Date to the extent Partnership funds are available for all of their Development Expenses and capital contributions to the Partnership. Upon termination pursuant to this Section, the remaining Partners shall grant a security interest to the withdrawing Partners in the Partnership (subject to Lender approval), the Philadelphia Facility and all Partnership Assets to secure the repayment obligation and shall execute such further documents as the withdrawing Partners reasonably require to perfect such security interest.

         5.5      Operations and Maintenance.

                  5.5.1             The  Partnership  shall operate and maintain
                                    the   Philadelphia    Facility   after   the
                                    Commercial Operation Date.

                  5.5.2 The Management Committee shall develop annually an itemized operating budget which shall include payments for operations and maintenance services rendered by the Partners and their respective Affiliates pursuant to this Section 5.6, for reimbursement of the Tax Matters Partner's
                                    expenses  and  Internal   Costs,   including
                                    preparation    of   unaudited    Partnership
                                    financial   statements,   informational  tax
                                    returns and other in-house  accounting,  and
                                    for    reimbursement   of   each   Partner's
                                    Development   Expenses  and  Internal  Costs
                                    incurred after the Funding Date.

         5.6 EPC Contract. The Partnership shall enter into the EPC Contract for the Philadelphia Facility. Certain provisions of the EPC Contract shall be guaranteed by RRT on the Funding Date, provided that such guarantee shall not cause RRT to become a General Partner of the Partnership.

6.       ALLOCATION OF PROFITS AND LOSSES

         6.1 Allocation of Net Profits and Losses. All items of income, gain, deduction, loss or credit, for tax purposes, from normal operations including from the disposition of assets of the Partnership shall be allocated among the Partners and credited or debited to the Partner's respective Capital Accounts, as appropriate, as of the last day of each month in proportion to their respective Partnership Percentages.

         6.2 Compliance with Code and Treasury Regulations. The provisions of this Agreement that relate to the allocations for federal income tax purposes of items of Partnership income, gain, loss, deduction, and credit, that relate to the determination and maintenance of Capital Accounts, and that relate to the distribution of Partnership property upon the liquidation of the Partnership or a Partner's interest therein, are intended to comply with Code Sections 704(b) and 704(c), and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent with such statutory and regulatory provisions, which provisions are incorporated herein by reference.

7.       DISTRIBUTIONS.

         7.1 Timing and Amount. Distributions to the Partners, other than distributions in the event of termination pursuant to Section 12 hereof, shall be made in proportion of the Partners' respective Partnership Percentages in such amounts and at such times as determined by the Management Committee, but not less frequently than quarterly; provided that such distributions shall not violate the terms of any mortgage, bond or debenture, indenture or any other agreement of the Partnership, including without limitation the Bonds and the documents pursuant to which they are issued.

         7.2 Section 754 Election. In the event of a transfer of a Partnership interest by a sale, assignment or exchange permitted hereunder, or the distribution of property to a Partner, the Management Committee may, in its discretion, cause the Partnership to make a timely election under Code
                  Section 754 (and a corresponding election under applicable state and local law).

         7.3 Deficit Capital Accounts. Subject to the provisions of Section 12, if a General Partner has a Deficit Balance in its General Partner Capital Account following the liquidation of the Partnership or of its interest in the Partnership, as determined after taking into account all adjustments to its Capital Account for the Partnership taxable year during which such liquidation occurs (other than those made pursuant to this Section 7.3), that General Partner shall be unconditionally obligated to restore the amount of such Deficit Balance by payment of cash to the Partnership by the end of such taxable year (or, if later, within 90 days after the date of such liquidation), which amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to the Partners in accordance with their positive Capital Account balances in accordance with
                  Section 12.4. No Limited Partner shall have any obligation to contribute capital to the Partnership except as provided in
                  Article 4.

8.       ACCOUNTING AND TAXATION.

         8.1 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         8.2 Location of Partnership's Books. The Partnership's books shall be kept and maintained at the principal office of the Partnership or at such other place as the Management Committee shall determine.

         8.3 Accounting Principles. For financial reporting purposes, the Partnership's books shall be maintained on an accrual basis in accordance with generally accepted accounting principles and audited by the Certified Public Accountants as of the end of each fiscal year.

         8.4 Annual Financial Statements. As soon as practicable following the end of each fiscal year, and, in any event, within one hundred twenty (120) days thereafter, the Tax Matters Partner shall prepare and deliver to each Partner a statement of income, retained earnings and statement of cash flows for such fiscal year, a statement of financial position and a statement of each partner's Capital Account as of the end of such fiscal year, together with a certified opinion thereon of the Certified Public Accountants.

         8.5 Quarterly Financial Statements. As soon as practicable but not later than 45 days after the end of each calendar quarter of the fiscal year, the Tax Matters Partner shall prepare and deliver to each Partner:

                  8.5.1 A profit and loss statement and a statement of cash flows for such quarter (including sufficient information to permit the Partners to calculate their tax accruals and estimated tax payments), for the portion of the fiscal year then ended;

                  8.5.2 A balance sheet and a statement of each Partner's Capital Account as of the end of such quarter; 8.5.3 A statement (variance report) comparing the actual financial status and results of operations of the Partnership as of the end of such quarter and the portion of the fiscal year then ended with the budgeted or forecasted status, if any, and results of operations as of the end of or for such respective periods; and

         8.6 Tax Treatment as Partnership. The Parties intend that the Partnership shall be treated as a partnership for Federal and state tax purposes and the Partners agree to take all action, including the amendment of this Agreement and the execution of other documents, as may be required to qualify for and receive such treatment. All of the Partnership's elections for Federal and state tax purposes shall be determined by the Management Committee. The Partnership's Federal and state tax returns shall be approved by the Management Committee prior to filing.

         8.7 Preparation of Tax Returns. The Tax Matters Partner shall prepare or cause to be prepared and file the Federal and state partnership tax returns (and all other tax returns required by law) on behalf of the Partnership, at the Partnership's expense. The other Partners agree to furnish the Tax Matters Partner, on a timely basis, all information they have which is required for the proper preparation of such returns. The Tax Matters Partner shall use its best efforts in preparing and filing such returns, on a timely basis, using the accrual method of accounting but shall incur no liability to the other Partners with respect to such returns. The Tax Matters Partner shall provide the Management Committee copies of the complete Federal and state partnership returns in sufficient time for the Management Committee to review and approve such returns before filing.

         8.8 Allocations Among Periods. For purposes of determining the income, gains, expenses, losses, deductions and credits allocable to any period, such items shall be determined on a daily, monthly or other basis, as determined by the Management Committee, using any method permissible under Code Section 706, except that any gain or loss on the sale or other disposition of a Partnership Asset shall be deemed earned or incurred as of the date of such sale or other disposition.

         8.9 Preparation of Reports. The Management Committee shall cause to be prepared and filed all reports prescribed by any commission or governmental agency having jurisdiction or otherwise required by the Bonds or the documents pursuant to which the Bonds are issued or by any mortgage, indenture or the like.

         8.10 Access to Partnership's Books. Each Partner shall have the right at all reasonable times during usual business hours and at such Partner's sole expense to examine and make copies of the Partnership's books. Such right may be exercised through any agent or employee of such Partner designated in writing by it or by an independent public accountant so designated.

         8.11 Placement of Partnership Funds. The funds of the Partnership (except to the extent cash may be required for day to day expenses) shall be deposited in such bank or banks as shall be designated by the Management Committee.

9.       MANAGEMENT OF THE PARTNERSHIP.

         9.1 Authority of the Management Committee. Matters of fundamental importance to the Partnership shall be within the exclusive authority of the Management Committee. Matters of fundamental importance include:

                  9.1.1             The   establishment   and  approval  of  the
                                    initial   Project   budget   and  all  other
                                    operating and capital budgets;

                  9.1.2 Approval of any expenditure in excess of ten thousand dollars ($10,000) not included in a budget that has been approved by the Management Committee;

                  9.1.3 Approval and execution of contracts for sale of recovered paper;

                  9.1.4 Negotiation, approval and execution of the EPC Contract for the Philadelphia Facility (subject to Section 9.2 below);

                  9.1.5 Establishment of the timing and amount of any distributions to the Partners and the establishment of reserves for contingencies;

                  9.1.6 Approval of any contract to operate and maintain the Philadelphia Facility or any other material contract or major Project commitment of the Partnership;

                  9.1.7 Approval of any loan agreements or instruments evidencing the Bonds or any other debt incurred by the Partnership, or any other commitments to borrow funds, for the construction or long-term permanent financing of the Philadelphia Facility, including any refinancing or material
                                    modification  of  the  previously   approved
                                    financing;

                  9.1.8 Selection of a bank in which Partnership funds shall be deposited;

                  9.1.9             Selection of legal counsel and auditors;

                  9.1.10 Selection and compensation of a project manager and other Partnership employees who will serve at the request and direction of the Management Committee (subject to Section
                                    9.2 below);

                  9.1.11 Selection and compensation of a project manager and other Partnership employees who will serve at the request and direction of the Management Committee;

                  9.1.12            Approval of Partnership tax returns;

                  9.1.13 Approval and execution of any contracts to purchase or lease the real property upon which the Philadelphia Facility will be constructed;

                  9.1.14   Abandonment of the Project;

                  9.1.15 Approval of the sale, lease, transfer or disposition of real estate or other assets owned by the Partnership; and

                  9.1.16 Any other matter which the Management Committee shall deem in writing or by resolution to be of fundamental importance to the Partnership.

         9.2 Action by the Management Committee. The presence of at least one Representative or Alternate of each General Partner is required to constitute a quorum of the Management Committee. The Management Committee may act in writing without a meeting by the unanimous written consent of at least one Representative of each General Partner. All decisions of the Management Committee shall require the unanimous approval of the Management Committee, provided, that the negotiation, approval and execution of the EPC Contract on behalf of the Partnership shall be the responsibility of the Representative or Alternate of AFS and shall not require the approval of the Representative of RRT-PA, and provided further, that the selection of the general manager of the Philadelphia Facility shall be the responsibility of the Representative or Alternate of RRT-PA and shall not require the approval of the Representative of AFS.

         9.3 Constitution of Management Committee. The Management Committee shall be comprised of one or more Representatives of each General Partner as designated in Schedule 9.3 and amended from time to time by the Management Committee; provided, that each General Partner shall have only one vote. Any General Partner may remove and replace its Representatives at any time effective upon receipt of written notice thereof by the other General Partner. Each General Partner may designate by written notice to the other General Partner an Alternate to act in the stead of its Representatives. Each Alternate shall have full power to bind the General Partner he or she represents and the other Partners shall have no obligation to inquire into the authority of any Alternate to vote on behalf of any Partner. Copies of the notices described herein shall also be provided to each Limited Partner.

         9.4 Meetings of the Management Committee. The Management Committee shall hold regular meetings no less than monthly at such times and places as it shall prescribe. Any Representative may call a special meeting of the Management Committee on not less than five (5) business days' notice to all Representatives. Any meeting may be held by conference telephone call. The notice requirement may be waived by the consent of at least one of the Representatives of each General Partner.

         9.5 Management Fee. The Management Committee may, in its discretion, establish an annual management fee ("Management Fee") to be paid to the General Partners, each of which shall be entitled to receive fifty percent (50%) of the Management Fee. The Management Fee shall be compensation for the following:

                  9.5.1             Salaries  of   personnel   of  each  General
                                    Partner   who   serve   on  the   Management
                                    Committee.

                  9.5.2 General Partners' home office, secretarial and clerical support and home office overheads associated with Partnership management, and required legal and technical support. After the Funding Date, no Partner may charge the time of any of its personnel to the Partnership without the consent of the Management Committee. However, General Partners' travel and out-of-pocket expenses and all third party expenses required in the management and operations of the Partnership's business shall be reimbursed by the Partnership.

10.      LIMITATION OF LIABILITIES.

         10.1 Contract Provision to Limit Claims. Unless approved by the Management Committee, the Partnership shall not enter into any contract, lease, sublease, note, deed of trust or other obligation unless there is contained therein an appropriate provision limiting the claims of all parties to such instruments to the assets of the Partnership and expressly waiving any rights of such persons to proceed against the Partners or their assets except to the extent of their interest in the Partnership. Without limiting the foregoing in any way, the obligations of the Partnership, and the Partners pursuant to the Bonds shall be limited to the assets of the Partnership.

         10.2 Liability Among General Partners. Among the General Partners, each General Partner shall be liable to all the General Partners for Partnership liabilities in the proportion of such General Partner's Partnership Percentage to the sum of the Partnership Percentages of all General Partners.

         10.3     Limited Liability of Limited Partners.

                  10.3.1 The Limited Partners shall have no personal liability whatsoever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts and obligations of the Partnership or any of its losses beyond the amounts contributed or committed to be contributed by that Limited Partner to the capital of the Partnership pursuant to this Agreement.

                  10.3.2 The Limited Partners shall not participate in the conduct, management or control of the Partnership's business nor shall they transact any business for the Partnership or have the power to act for or bind the Partnership, those powers being vested solely and exclusively in the General Partners.

                  10.3.3 The Limited Partners shall not have any voting rights in the Partnership, except on such matters for which voting rights are mandated by law.


11.      TRANSFER OR PLEDGE OF PARTNERSHIP INTERESTS.

         11.1 Permitted Transfers. Subject to Sections 11.4 through 11.7, nothing herein shall prevent:

                  11.1.1 A sale, assignment, pledge or other transfer to a third party of a Partner's interest in the profits and losses of the Partnership; provided, that such third party shall not become a General Partner or a Limited
                                    Partner   and  shall  in  no  event  have  a
                                    Representative on the Management Committee or any other voice in the management of the Partnership; or

                  11.1.2 A sale, assignment, pledge or other transfer creating a security interest in all or any portion of a Limited Partner's interest in the Partnership under any mortgage, indenture or deed of trust created by any
                                    Partner;   provided   that   the   assignee,
                                    pledgee, mortgagee or trustee shall hold the same subject to all of the terms of this Agreement.

         11.2 Sale of Controlling Interest. Sale or transfer of more than a controlling interest in the stock of either RRT-PA or AFS shall be deemed a transfer of its Partnership interest.

         11.3 Transfer of Partnership Interest. Notwithstanding anything in this Section 11 to the contrary, except with the prior written consent of all General Partners (which consent may be granted or denied in such General Partner's sole discretion), no Partner may directly or indirectly sell, assign, pledge, hypothecate or otherwise transfer in any manner, all or any part of its interest in, or any evidence of ownership of, the Partnership or in this Agreement.

         11.4 Evidences of Ownership. Any evidence of ownership of the Partnership authorized by the Management Committee and issued to any of the Partners or their Affiliates shall bear an appropriate legend to indicate that it is held subject to, and may be assigned or transferred only in accordance with, the terms and conditions of this Agreement.

         11.5 Registration Under Securities Laws. The Partners acknowledge that the Partnership interests of each of them have not been registered under the securities laws of any jurisdiction and covenant that such interests may not be transferred, pledged or hypothecated, notwithstanding anything to the contrary herein, unless registered under all appropriate securities laws or unless the prospective transferor shall have obtained an opinion of qualified counsel, addressed to the Partnership and every Partner that registration is not required under any such law.

         11.6 Opinion of Legal Counsel. In no event, whether or not permitted pursuant to Section 11.1, shall any Partner transfer any interest in the Partnership, unless it shall first have provided the Partnership and the other Partners with an opinion in form and substance satisfactory to all the Management Committee of qualified counsel reasonably acceptable to the Management Committee that the transfer contemplated will not: (1) cause dissolution of the Partnership or termination of the Partnership for Federal income tax purposes; or (2) create adverse tax consequences for the Partnership or the other Partners; or (3) cause a Determination of Taxability (as defined in the Indenture pursuant to which the Bonds were issued). In the event that a transfer would create adverse tax consequences for the Partnership or the other Partners, the transferring Partner shall have the option to proceed with the transfer upon compensating the Partnership and the other Partners by payment of an amount jointly determined to be adequate to offset the adverse tax consequences of the transfer. The transferring Partner shall also indemnify the Partnership and the other Partners against any tax liability in excess of such amounts paid.

         11.7     Third Party Offers.

                  11.7.1 If at any time any Partner wishes to sell, assign, transfer or otherwise dispose of all or a portion of its Partnership interest pursuant to the terms of a bona fide offer received from a third party (a "Third Party Buyer"), if the Partner is an RRT Partner, it shall submit a written offer to sell its interest to the APC Partners, and if the Partner is an APC Partner, it shall submit a written offer to sell its interest to the RRT Partners, in each case on terms and conditions, including price, that are no less favorable to such Partners than those on which it proposes to sell its Partnership interest (the "Offered Interest") to such Third Party Buyer (the "Offer").

                  11.7.2 The Offer shall disclose the identity of the Third Party Buyer, the Partnership interest (or portion thereof) proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer.

                  11.7.3 In the event the Offered Interest is proposed to be sold or transferred for consideration other than cash, the Management Committee shall make a good faith determination of the cash value of such consideration, and the Partners to which the Offer was made shall be entitled to exercise their respective rights hereunder through payment of such cash-equivalent value.

                  11.7.4 The Partners to which the Offer was made shall have the right to purchase all or a portion of the Offered Interest by written notice delivered to the Partner making the Offer on the terms set forth in the Offer and shall act upon the Offer as soon as practicable, and in all events within forty five (45) days after receipt of the Offer.

                  11.7.5 In the event that the Partners to which the Offer is made do not purchase the Offered Interest pursuant to and within forty-five
                                    (45)  days  after  the  Offer,  the right to
                                    purchase  the  Offered   Interest  shall  be
                                    deemed null and void, and such shares may be
                                    sold by the  offering  Partner  to the Third
                                    Party Buyer at any time  within  ninety (90)
                                    days after the expiration of the Offer,  but
                                    subject to the  provisions of Section 11.7.7
                                    below.  Any such  sale  shall be at not less
                                    than the  price  and upon  other  terms  and
                                    conditions,   if  any,   that  are  no  more
                                    favorable to the Third Party Buyer than those specified in the Offer.

                  11.7.6 Any Offered Interest not sold within such ninety (90) day period shall continue to be subject to the requirements of a prior offer and sale pursuant to this Section. In the event that all or a portion of any Partnership Interest is sold to any Third Party Buyer pursuant to this Section, said Partnership interest shall continue to be entitled to the benefits conferred by, and subject to the restrictions imposed by, this Agreement, and the Third Party Buyer of said interest shall agree in writing to abide by the provisions hereof.

                  11.7.7            Subject  to the  other  provisions  of  this
                                    Section  11.7,  if at any time  any  General
                                    Partner wishes to sell or otherwise  dispose
                                    of  all  or  any   portion  of  its  General
                                    Partnership  interest  to  any  Third  Party
                                    Buyer, each other General Partner shall have
                                    the right to require, as a condition to such
                                    sale or  disposition,  that the Third  Party
                                    Buyer   purchase  from  said  other  General
                                    Partner,  at the same  price  (on a pro rata
                                    basis) and on the same terms and  conditions
                                    as involved in such sale or  disposition  by
                                    the General Partner who wishes to sell, such
                                    other  General   Partner's   entire  General
                                    Partnership  interest.  Each General Partner
                                    wishing so to  participate  in any such sale
                                    or  disposition  shall  notify  the  selling
                                    General Partner of such intention as soon as
                                    practicable   after  receipt  of  the  Offer
                                    referenced  in  Section  11.7.1,  and in all
                                    events within thirty (30) days after receipt
                                    thereof. In the event that a General Partner
                                    shall elect to  participate  in such sale or
                                    disposition,   said  General  Partner  shall
                                    communicate  in writing such election to the
                                    selling General Partner.  If the Third Party
                                    Buyer  refuses to purchase the other General
                                    Partner's General Partnership interest after
                                    the General Partner makes such election, the
                                    selling  General  Partner shall not sell its
                                    General  Partnership  interest  to the Third
                                    Party  Buyer   without  the  prior   written
                                    consent  of  the   General   Partner   whose
                                    interest  was  refused  by the  Third  Party
                                    Buyer.

12.      TERMINATION.

         12.1 General. The Partnership shall continue from the Formation Date until dissolved pursuant to the terms of this Agreement. The Partnership shall be dissolved upon the first to occur of any of the following events:

                  12.1.1 The withdrawal, dissolution or adjudication of bankruptcy or insolvency of a General Partner, unless the remaining General
                                    Partner    determines    to   continue   the
                                    Partnership   and  so  notifies   the  other
                                    remaining Partners within thirty (30) days of such an event;

                  12.1.2 The withdrawal, dissolution or adjudication of bankruptcy of the last General Partner; or 12.1.3 The expiration of the term of the Partnership.

                  12.1.4 A decision by the Management Committee to dissolve the Partnership.

         12.2 Term. Unless otherwise terminated sooner in accordance with the terms of this Agreement, this Partnership and this Agreement shall continue in existence until December 31, 2034 and, thereafter, from year to year until December 31, 2054; provided that any General Partner may elect to terminate the Partnership and this Agreement as of December 31st of any year after 2033 by giving the other Partners written notice of such election not less than one (1) year prior to the date such termination is to take place.
         12.3 Winding Up. After this Agreement expires or is terminated, except for termination pursuant to Section 12.4, or if the Partnership is dissolved or terminated pursuant to Section 12.1, the Management Committee shall continue to exercise the powers vested in it by this Agreement and continue to operate in the normal course to the extent appropriate for the purpose of winding up the business of the Partnership and liquidating the assets thereof in an orderly manner and distributing the net assets of the Partnership to the Partners to the extent of their positive Capital Accounts, but the Partnership shall engage in no new business during the period of such winding up.

         12.4 Dissolutions Constituting Breach of Partnership Agreement. The dissolution of the Partnership by a Partner prior to expiration of this Agreement pursuant to Section 12.2, except with the consent of the other Partners, shall be a breach of this Agreement. In such event, the nonbreaching General Partners may elect to pay the breaching Partner an amount equal to the balance of the breaching Partner's Capital Account. Upon such payment, the breaching Partner, by this Agreement grants and conveys to the nonbreaching Partners, all of the breaching Partner's right, title and interest in the assets of the Partnership and the Partnership shall be dissolved. The nonbreaching Partners may thereupon continue the business of the Partnership as a new partnership or otherwise. The remedy provided in this Section 12.4 shall be cumulative of and not in lieu of any remedies the nonbreaching Partners may have at law or equity.

13.      INDEMNITY.

         13.1 Indemnification by Partnership. The Partnership shall indemnify and save harmless the Representatives, Alternates, Tax Matters Partner, General Partners, and their respective employees and agents, against all actions, claims, demands, costs and liabilities arising out of the acts or omissions of such persons in good faith, reasonably believed by them to be within the scope of their authority, in the course of the Partnership's business (regardless of whether an indemnified party is a Partner at the time such claims arise) and such persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the Partnership as a result of any such acts or omissions.

         13.2 Indemnification by Partners. Each Partner will indemnify and save the other Partners harmless for all loss occasioned by such first Partner's willful or knowing violation of any law or regulation. Each General Partner will indemnify each other General Partner against all losses and liabilities of the Partnership in the proportion of the General Partners' Partnership Percentages regardless of whether an indemnified party is a General Partner at the time such losses or liabilities are incurred.

         13.3     Insurance.  Unless  determined  otherwise  by  the  Management
                  Committee, the Management Committee shall cause the Partnership to obtain, at the expense of the Partnership, directors' and officers' insurance for the members of the Management Committee in an amount which is customary for businesses of the same kind and character as the Partnership.

14.      RESOLUTION OF DISPUTES.

         14.1 Dispute Defined. As used in this Section 14, the term "Dispute" means a claim, dispute, disagreement or other matter in question between any two or more Partners that alleges a breach by the Partners of their respective obligations under this Agreement.

         14.2 Dispute Resolution. The Parties agree to make a diligent, good faith attempt to resolve all Disputes in accordance with the provisions of this Section 14 before either Party commences litigation with respect to the subject matter of any Dispute. If the representatives of the Parties are unable to resolve a dispute within fifteen (15) days after notice from one Party to the other of the existence of the Dispute (the "Dispute Notice") and after exchange of pertinent information, either Party may, by a second notice to the other Party, submit the Dispute to the chief executive officer of RRT, in the case of a Dispute Notice by one or both of the APC Partners, or the chief executive officer of American Power Corp., an Affiliate of the APC Partners, in the case of a Dispute Notice by one or both of the RRT Partners (collectively, the "CEOs"). A meeting date and place shall be established by mutual agreement of the CEOs. However, if the Parties are unable to agree, the meeting shall take place at the Philadelphia Facility on the tenth
                  (10th) business day after the date of such second notice. The CEOs shall meet in person and each shall afford sufficient time for such meeting (or daily consecutive meetings) as will provide a good faith, thorough exploration and attempt to resolve the issues by the CEOs. If the Dispute remains unresolved five (5) business days following such last meeting, the CEOs shall meet at least once again within 5 days thereafter in a further good faith attempt to resolve the Dispute. For any Dispute which is unresolved at the conclusion of such meeting, each Party shall submit within 10 days thereafter a written statement of its position to the Management Committee. Thereupon, but not earlier than twenty
                  (20) days after such submission of such statement, either Party may commence litigation. Nothing herein shall prevent a Party from commencing litigation to toll a statute of limitations which might otherwise expire during the time necessary for performance hereunder.

         14.3 Consent to Jurisdiction; Venue. Any legal action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated shall be instituted in the federal court of any District in Pennsylvania, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each Party further irrevocably submits to the jurisdiction, personal and otherwise, of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.

         14.4 Cost. Each Party shall bear its own legal fees incurred in connection with a Dispute.

         14.5 Continuation of Performance. Unless otherwise agreed in writing, each Party shall continue to perform any of its obligations under this Agreement which are not in dispute during any proceeding by the Parties in accordance with this
                  Section 14.

15.      GENERAL.

         15.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and may be sent by certified mail, return receipt requested, postage prepaid, by commercial courier service, by messenger, or by facsimile transmission if also sent by certified mail, return receipt requested, postage prepaid. Any such notice or other communication shall be addressed to each of the Partners at the address set forth in Section 1 of this Agreement or at such other address as may be designated from time to time by any Partner by written notice to each other Partner and the Partnership. The date of the giving of such notices or other communications shall be deemed to be the date of actual delivery to the address provided herein.

         15.2 Additional Documents. Each of the Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary more fully to effectuate the Partnership and carry on the Partnership business in accordance with this Agreement.

         15.3     Non-Competition; Independent Activities; Confidentiality.

                  15.3.1            Except  as  specifically  provided  in  this
                                    Section  15.3,  nothing  in  this  Agreement
                                    shall be construed to prohibit any Partner or Affiliate of any Partner from engaging in any other business enterprise and engaging in another such enterprise shall not be usurpation of a Partnership opportunity.

                  15.3.2 Notwithstanding the forgoing, a period of two years from the Funding Date, neither the Partners nor any of their respective Affiliates will participate as owners in any office waste paper recovery facilities in the greater metropolitan areas of (a) Philadelphia, Pennsylvania, (b) Pittsburgh,
                                    Pennsylvania,         (c)         Baltimore,
                                    Maryland/Washington,   D.C.,  or  (d)  South
                                    Amboy, New Jersey, except for office waste paper recovery facilities in which the APC Partners (or their Affiliates) and the RRT Partners (or their Affiliates) both have ownership interests.

                  15.3.3 Nothing in this Agreement shall prohibit any office waste paper processing by the RRT Partners or their Affiliates that is incidental to and a part of the multi-material recycling business conducted by RRT and its Affiliates, even if RRT or any of its Affiliates conduct the multi-material recycling business in one or more of the metropolitan areas identified in
                                    Section 15.3.2.

                  15.3.4 The Partners each acknowledge and agree that in the course of, or incident to, their engagements with one another, the Partners may provide to each other and each may otherwise become exposed to information that is not known by, or generally available to, the public at large and that concerns: The business affairs of the respective Partners, including existing projects and those in development; the identity of the Partners' existing or prospective business partners; the identity, salary, and compensation of the Partners' employees; the terms, conditions, and prices of any contract or proposed  contract  among  the  Partners  or
                                    their  Affiliates;   and  other  information
                                    designated  by the Partners as  confidential
                                    ("Confidential  Information").  The Partners
                                    each  acknowledge  and agree to protect  the
                                    Confidential  Information from disclosure to
                                    third  parties,  and to  persons  within its
                                    organization  other than those  persons  who
                                    have a need  to  know  such  information  in
                                    performing   its   obligations   under  this
                                    Agreement,  by  exercising at least the same
                                    care   with    respect    to    Confidential
                                    Information as it exercises with respect to its own confidential information of like kind, except if required by law to disclose such information.

                  15.3.5 The Partners each further acknowledge and agree that the RRT Partners, and RRT Design & Construction Corp. pursuant to the EPC Contract, will be providing to the Partnership technology and other proprietary information necessary for the operation of the Philadelphia Facility. The Parties agree that such technology and other proprietary information is being provided to the Partnership on a non-exclusive basis for use by the Partnership, the APC Partners and Affiliates of the APC Partners solely in connection with the operations of the Facility, and that the RRT Partners and their Affiliates retain all ownership rights in such technology and proprietary information.

         15.4 Section References. Unless otherwise indicated, reference to section numbers are to sections of this Agreement.

         15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         15.6     Modifications.   This   Agreement   may   not   be   modified,
                  supplemented, amended or waived except by an agreement in writing executed by each Partner.

         15.7 Successors and Assigns. Except as otherwise expressly provided herein, all provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the successors and assigns of each Party.

         15.8 Press Releases. Unless approved by the Management Committee or as required by law or any stock exchange on which any Securities or Party or Affiliate thereof are listed, no Party shall issue any press release with respect to the Project.

         15.9 Severability. If any provision of this Agreement or the application thereto to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to any other Person or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         15.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names by persons authorized to do so on their behalf, as of the 5th day of December, 1994.


                                                 GENERAL PARTNERS:

                                                 RRT OF PENNSYLVANIA, INC.



                                                 By: /s/ Lawrence J. Schorr
                                                    Lawrence J. Schorr
                                                    President


                                                 AMERICAN FIBER SUPPLY
                                                 OF PHILADELPHIA, INC.



                                                 By: /s/ Peter A. McGrath
                                                     Peter A. McGrath
                                                     President



                                                 LIMITED PARTNERS:

                                                 RESOURCE RECYCLING
                                                 TECHNOLOGIES, INC.



                                                 By: /s/ Lawrence J. Schorr
                                                 Name: Lawrence J. Schorr
                                                 Title: President and Chief
                                                        Executive Officer



                                                AMERICAN POWER INVESTORS, INC.



                                                By: /s/ Peter A. McGrath
                                                    Peter A. McGrath
                                                    Vice President